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[AVNET LOGO]
                                                  Avnet, Inc.
                                                  2211 South 47 Street
                                                  Phoenix, AZ 85034

PRESS RELEASE
===============================================================================


                                OCTOBER 20, 2000

         AVNET, INC. FISCAL 2001 FIRST QUARTER EARNINGS CONFERENCE CALL


Avnet, Inc. (NYSE:AVT) announced today that its first quarter fiscal 2001 earnings conference call will be held on:

         -    DATE: Thursday, October 26, 2000

         -    TIME: 3:00 PM EDT / 2:00 PM CDT / 1:00 PM MDT / 12:00 Noon PDT

         -    PHONE: (719) 457-2649

Roy Vallee, Avnet's Chairman and CEO, will comment on the Company's First Quarter results. Other members of Avnet's senior management will be on the teleconference to respond to questions.

Individuals who do not have an opportunity to participate in the teleconference can access the replay approximately 2-3 hours after the call ends. The replay will be available until Friday, November 3, 2000.

         -    REPLAY #: (719) 457-0820

         -    CONFIRMATION #: 750440

The teleconference will also be archived on the Avnet, Inc. web site http://www.avnet.com, accessible from the Investor Relations home page.

Management of Avnet, Inc. may, from time to time, comment on expectations relative to Avnet's future financial performance during discussions with investors, the media, investment analysts, and others. To the extent management's expectations differ during those discussions from the comments made by management on the earnings conference call, such new expectations will be posted on the Investor Relations home page of Avnet's web site.

For more information, please contact Lillie Scarna, Investor Relations Coordinator, at (480) 643-7291 or lillie.scarna@avnet.com

Phoenix, Arizona, USA-based Avnet, Inc. (NYSE:AVT), a Fortune 500 company with annual sales exceeding $9 billion, is one of the world's largest distributors of semiconductors, interconnect, passive and electromechanical components and computer products from the leading manufacturers. Serving customers in 60 countries, Avnet markets, inventories and adds value to these products and provides world-class supply-chain management and engineering services. The Company's web site is located at www.avnet.com.


  Contact: John Hovis, SVP Investor Relations or Raymond Sadowski, SVP & CFO *
                 Telephone (480) 643-7291 * Fax (480) 643-7370
         Internet: http://www.avnet.com * e-mail: john.hovis@avnet.com